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                                                                    Exhibit 10.3

                      AMENDED AND RESTATED PROMISSORY NOTE

$650,000                                                      September 1, 2005
Maturity Date:  August 1, 2007


         This Amended and Restated Promissory Note (this "Note") amends and replaces in its entirety that certain Promissory Note dated September 15, 2000 (the "Original Note").

         For value received, the undersigned, TARGETED GENETICS CORPORATION ("Targeted"), promises to pay to the order of BIOGEN IDEC MA, INC. ("Biogen"), at 14 Cambridge Center, Cambridge, Massachusetts 02142, or such other place or places as the holder of this Note may designate in writing, the principal sum of Six Hundred Fifty Thousand Dollars ($650,000). This Note shall not bear interest. All principal is due and payable in full on the Maturity Date set forth above. Targeted may prepay all or any portion of this Note at any time, without premium or penalty.

         Targeted waives presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor or enforcement of the payment of this Note, except such notices as are specifically required by this Note, and agrees that its liability shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Biogen. Targeted consents to any and all extensions of time, renewals or waivers that may be granted by Biogen with respect to payment or other provisions of this Note.

         In the event that Targeted fails to pay the principal due and payable on this Note within 10 business days of the Maturity Date, and after written notice to Targeted from Biogen of such failure to pay, Biogen may, at its option, charge interest on the principal balance of this Note at a rate of 13% per annum, from the Maturity Date until this Note, and all interest accrued pursuant to this provision, is repaid in full. All computations of interest shall be based on a 365-day year for the actual number of days elapsed. The total liability of Targeted payment of interest pursuant to this provision shall not exceed the maximum amount of interest permitted by applicable law to be charged, collected or received from Targeted. If any payments by Targeted include interest in excess of that maximum amount, Biogen shall apply the excess interest payment to reduce the accrued and unpaid interest on and principal balance of the Loan, and any excess interest payment remaining after all outstanding principal and accrued interest has been paid shall be returned to Targeted.

         Upon receipt of a written notice of loss, theft, destruction, or mutilation of this Note, and upon surrendering such Note for cancellation if mutilated, Targeted shall


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execute and deliver to Biogen a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note, provided that Biogen agrees to indemnify and hold Targeted harmless from all claims, losses, and damages (including reasonable attorneys' fees) incurred by Targeted as a result of loss, theft or destruction of this Note.

         This Note represents the conversion of the aggregate amounts payable to Biogen by Genovo, Inc., a Delaware corporation acquired by Targeted on the date of the Original Note ("Genovo"), under (a) two promissory notes, dated February 9, 1998 and June 8, 1998, respectively, with an aggregate principal amount of $500,000, and (b) the remaining outstanding principal balance on the Hajoca building loan (collectively, "the Prior Notes") into the obligation of Targeted, pursuant to Section 5.17 of the Agreement and Plan of Merger dated as of August 8, 2000, among Targeted, TGC Acquisition Corporation, a wholly owned subsidiary of Targeted, Genovo and Biogen. The Prior Notes have been cancelled by Biogen concurrently with Targeted's execution of the Original Note.

                                           TARGETED GENETICS CORPORATION

                                           By: /s/ H. Stewart Parker
                                              ------------------------
                                           Name: H. Stewart Parker
                                                ----------------------
                                           Its : President and CEO
                                                 ---------------------


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